EXHIBIT 10.1
GUARANTY

This GUARANTY (“Guaranty”) is given on August 30, 2019, by CIRCOR International, Inc., a Delaware corporation (“CIRCOR”), to Emerson Process Management Regulator Technologies, Inc., a Delaware corporation (“Buyer”), with respect to that certain Asset Purchase Agreement, by and among CIRCOR, Buyer, Spence Engineering Company, Inc., a Delaware corporation (“Spence”), and Leslie Controls, Inc., a Delaware corporation (“Leslie”, and each of Spence and Leslie, a “Seller” and, collectively, the “Sellers”), dated as of the date hereof (the “Purchase Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

To induce Buyer to execute the Purchase Agreement and consummate the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which CIRCOR hereby acknowledges, CIRCOR promises and agrees as follows:

1.CIRCOR, for itself and its successors-in-interest, hereby irrevocably and unconditionally guarantees to Buyer, the full, faithful and punctual payment, performance and observance by the Sellers of all of the obligations, covenants and agreements set forth in the Purchase Agreement or in any other agreement ancillary thereto executed pursuant to the Purchase Agreement to be performed by a Seller, subject to the terms of this Guaranty, the Purchase Agreement and any other agreement ancillary thereto (as applicable).  Except as explicitly set forth in this Guaranty (including Section 3), CIRCOR hereby waives promptness, diligence, notice of the acceptance of such guarantee, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the obligation incurred and all other notices of any kind.
2.The guarantee contained in this Guaranty shall not be impaired or affected by (i) the illegality, irregularity, invalidity or unenforceability, in whole or in part, of, or any defect in, the Purchase Agreement or any legal or equitable defense or right available to the Buyer or any of its Affiliates under or with respect thereto, (ii) any modification, extension, compromise, waiver, amendment or other alteration of any obligation hereby guaranteed, (iii) the failure or invalidity of, or any defect in, any security or collateral or other guarantee given to secure the performance of any obligation guaranteed hereby, (iv) any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, dissolution, liquidation or other similar proceeding of any Seller or by any defense which any Seller or CIRCOR may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding, (v) any liquidation, dissolution or other change, restructuring or termination of the corporate structure or existence of any Seller, or (vi) any other circumstances whatsoever (other than complete performance of all obligations guaranteed hereby) that might constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against CIRCOR. All suretyship defenses (other than complete performance of all obligations guaranteed hereby) are hereby waived by CIRCOR.  CIRCOR acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
3.The guarantee contained in this Guaranty is an absolute, unconditional and continuing guarantee of payment and performance, and not merely of collection; provided that, Buyer shall not demand or seek to enforce payment or performance by CIRCOR of any obligations guaranteed hereunder unless (i) Buyer shall have first provided notice to the Sellers demanding or seeking to enforce payment or performance by the Sellers, (ii) the Seller(s) shall have been so obligated to pay or perform subject to Section 2, and (iii) such Seller(s) shall have failed to so pay or perform such obligations after the provision of such notice by Buyer.

CIRCOR agrees that any notice provided to Sellers as required under this Guaranty shall be deemed to have been provided to CIRCOR.
4.CIRCOR hereby represents and warrants that the execution, delivery and performance of this Guaranty by it are within its corporate powers and have been duly authorized by all necessary corporate action and that this Guaranty constitutes its legal, valid and binding obligation; and there are no consents or approvals of any Person that have not already been obtained or the satisfaction or waiver of any conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.  This Guaranty constitutes the legal, valid and binding obligation of CIRCOR enforceable against CIRCOR in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
5.CIRCOR will not exercise any rights that it may acquire by way of subrogation, contribution, exoneration, reimbursement or indemnification, whether arising by contract or operation of law (including any such right arising under bankruptcy, insolvency or other similar laws) or otherwise, under this Guaranty, by any payment made hereunder or otherwise, until the obligations guaranteed pursuant hereto shall have been paid in full.
6.This Guaranty and the obligations of CIRCOR hereunder shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any payment by or on behalf of CIRCOR in respect of any portion of the obligations guaranteed pursuant hereto is rescinded or otherwise restored to CIRCOR or any Seller, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, in each case as if such payment had not been made.
7.In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable laws, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). If any court of competent jurisdiction determines that any provision of this Guaranty is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the parties hereto under this Guaranty and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Guaranty.
8.The parties agree that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such breach. It is accordingly agreed that Buyer shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Guaranty by CIRCOR and to enforce specifically all of the terms and provisions hereof. Subject to the limitations set forth in this Section 8,

CIRCOR hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of the provisions of this Guaranty identified above in this Section 8 by such party.
9.This Guaranty, and all matters arising out of or relating to this Guaranty and any of the transactions contemplated hereby or in connection with to any matter which is the subject of this Guaranty, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of law provisions thereof). The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any court of competent civil jurisdiction sitting in the State of Delaware over any action arising out of or in connection with this Guaranty or any of the transactions contemplated hereby or related to any matter which is the subject of this Guaranty and each party hereto hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such action brought in such court or any claim that such action brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Guaranty in any action by delivery of a copy thereof in accordance with the provisions of Section 9 and consents to the exercise of jurisdiction of the courts of the State of Delaware over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Guaranty or the transactions contemplated hereby or the enforcement of any rights under this Guaranty.
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IN WITNESS WHEREOF, CIRCOR has caused this Guaranty to be executed as of the date first set forth above.
CIRCOR International, Inc.

By:    /s/ Scott Buckhout
Name: Scott Buckhout
Title: President

[CIRCOR International, Inc. – Signature page to Guaranty]